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                                  EXHIBIT 10.8

                BTC ACQUISITION AGREEMENT DATED FEBRUARY 3, 1999



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                           INVENTORY CONTROL AGREEMENT

         This Inventory Control Agreement (this "Agreement") is entered into and is effective as of February 3, 1999 and is by and between I/OMagic Corporation ("I/OMagic") and Behavior Technology Company, a California corporation ("BTC").

         I/OMagic and BTC have entered into that certain Subscription Agreement dated February 3, 1999 providing for the contribution by BTC of $5 million in inventory (the "Inventory") in exchange for 16,666,667 shares of the outstanding common stock of I/OMagic. The purpose of this Agreement is to provide for certain terms, pursuant to which, BTC shall provide I/OMagic the Inventory.

         1. Effective upon execution of this Agreement, BTC agrees that it shall transfer to I/OMagic $5 million in Inventory, at the preferred customer price provided I/OMagic previously (the "Preferred Price"). The Inventory shall be comprised of the various SKUs set forth in Exhibit A hereto.

         2. I/OMagic shall have the right to adjust the composition of the Inventory and to replace components comprising the Inventory with other components of Inventory to be selected entirely at the discretion of I/OMagic ("Inventory"), so long as: (i) the Preferred Price of the old Inventory shall equal the Preferred Price of the new Inventory; and (ii) the Inventory is contained in a BTC facility. All Inventory is price protected by BTC until the Inventory is released to I/OMagic, its representatives or its customers.

         3. In the event I/OMagic desires to provide such an adjustment to the Inventory it shall provide written notice to the principal United States office of BTC, identifying the Inventory composition changes. Such adjustment shall be effective immediately upon receipt by BTC.

         4. It is agreed that: (a) this Agreement constitutes the entire agreement between the parties hereto regarding the subject matter hereof; (b) this Agreement is fully performable in the United States; and (c) in the event of a dispute arising from this Agreement, the parties hereto agree to resolve such dispute in Orange County, California according to the rules of the American Arbitration Association.

         IN WITNESS WHEREOF, the parties hereto hereby agree to be bound by the terms of this Agreement by affixing their signature below.

I/OMAGIC CORPORATION
a Nevada corporation

By: /S/ TONY SHAHBAZ
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         Tony Shahbaz, President

BEHAVIOR TECHNOLOGY CORPORATION
a California corporation

By:    Steel Su
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Name: Steel Su
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Title:    President
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